Exhibit 99.2

WESTERN REFINING LOGISTICS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND THE SIX MONTHS ENDED JUNE 30, 2016 AND

THE YEARS ENDED DECEMBER 31, 2015, 2014 and 2013

Set forth below are the unaudited pro forma condensed consolidated balance sheet of Western Refining Logistics, LP (the “Partnership”) as of June 30, 2016, and the unaudited pro forma condensed consolidated statements of operations of the Partnership for the six months ended June 30, 2016, and the years ended December 31, 2015, 2014 and 2013. References to “we,” “our,” and “us” mean the Partnership and its consolidated subsidiaries, unless the context otherwise requires. References to “Western” mean Western Refining, Inc. and its consolidated subsidiaries.

We have derived the pro forma condensed consolidated financial statements for the Partnership from the historical condensed consolidated financial statements of Western Refining Logistics, LP and the combined financial statements of St. Paul Park Logistics that are qualified in their entirety by reference to such historical financial statements and related notes contained therein.

On September 15, 2016, we acquired, from a subsidiary of Western, certain assets and operations of St. Paul Park Logistics including terminals and storage assets located on site at Western’s St. Paul Park refinery and Cottage Grove tank farm for $195.0 million and 628,224 common units representing limited partner interests in the Partnership (the “Transaction”). We funded the cash portion of the consideration through a combination of $20.3 million in direct borrowings under our Revolving Credit Facility and $174.7 million of cash on hand primarily generated from our equity offering of 8,625,000 common units. In connection with the Transaction, a subsidiary of Western and a subsidiary of the Partnership entered into a 10-year terminalling, transportation and storage services agreement (the “Terminalling Agreement”), which contains certain minimum volume commitments by Western’s subsidiary. Pursuant to the Terminalling Agreement, a subsidiary of the Partnership has agreed to provide product storage services, product throughput services, and product additive and blending services at or near Western’s refinery located in St. Paul Park, Minnesota.

The unaudited pro forma condensed consolidated financial statements are presented to show how we might have looked if the Transaction and the borrowing under our Revolving Credit Facility (the “Credit Agreement”) had taken place on June 30, 2016, in the case of the unaudited pro forma condensed consolidated balance sheet, and on January 1, 2013, in the case of the unaudited condensed consolidated statements of operations. We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to the historical consolidated financial statements of the Partnership and the historical combined financial statements of St. Paul Park Logistics. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes that our assumptions provide a reasonable basis for presenting the significant effects of the St. Paul Park Logistics purchase and are factually supportable, directly attributable and are expected to have a continuing impact on the Partnership’s profit and loss and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma consolidated financial statements. The notes to the unaudited pro forma condensed consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated and they do not purport to project our results of operations or financial condition for any future period or as of any future date.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2016

(In thousands)

	Western Refining Logistics, LP	St. Paul Park Logistics	Pro Forma Adjustments Related to this Transaction		Western Refining Logistics, LP Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$17,562	$—	$20,300	(a)	$26,651
			(1,002)	(a)
			184,791	(b)
			(195,000)	(c)
Accounts receivable:
Affiliate	47,156	—			47,156
Third-party, net of a reserve for doubtful accounts of $232	62,177	—			62,177
Inventories	10,578	281	(281)	(d)	10,578
Prepaid expenses	4,672	—			4,672
Other current assets	4,487	—	281	(d)	4,768
Assets held for sale	5,616	—	—		5,616

Total current assets	152,248	281	9,089		161,618
Property, plant and equipment, net	320,493	105,454			425,947
Intangible assets, net	7,111	—			7,111
Other assets, net	3,369	—			3,369

Total assets	$483,221	$105,735	$9,089		$598,045

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Affiliate	$110,650	$—			$110,650
Third-party	9,310	462			9,772
Accrued liabilities	33,018	302			33,320

Total current liabilities	152,978	764	—		153,742

Long-term liabilities:
Long-term debt	313,152	—	20,300	(a)	332,450
			(1,002)	(a)
Other liabilities	9	—			9

Total long-term liabilities	313,161	—	19,298		332,459

Commitments and contingencies
Equity (Deficit):
WNRL unitholders	17,082	—	184,791	(b)	111,844
			(195,000)	(c)
			104,971	(e)
Division equity	—	104,971	(104,971)	(e)	—

Total equity (deficit)	17,082	104,971	(10,209)		111,844

Total liabilities and equity	$483,221	$105,735	$9,089		$598,045

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	St. Paul Park Logistics	Pro Forma Adjustments Related to this Transaction		Western Refining Logistics, LP Pro Forma
Revenues:
Fee based:
Affiliate	$105,893	$—	$23,175	(f)	$129,068
Third-party	1,367	—	—		1,367
Sales based:
Affiliate	224,054	—	—		224,054
Third-party	715,327	—	—		715,327

Total revenues	1,046,641	—	23,175		1,069,816

Operating costs and expenses:
Cost of products sold:
Affiliate	219,019	—	—		219,019
Third-party	680,827	—	—		680,827
Operating and maintenance expenses	76,475	11,174	(1,554)	(g)	86,095
Selling, general and administrative expenses	10,823	548	—		11,371
Gain on disposal of assets, net	(901)	—	—		(901)
Depreciation and amortization	14,469	4,422	—		18,891

Total operating costs and expenses	1,000,712	16,144	(1,554)		1,015,302

Operating income (loss)	45,929	(16,144)	24,729		54,514
Other income (expense):
Interest and debt expense	(13,466)	—	(457)	(h)	(14,010)
			(87)	(i)
Other income, net	(104)	—	—		(104)

Income (loss) before income taxes	32,359	(16,144)	24,185		40,400
Provision for income taxes	(478)	—	—		(478)

Net income (loss)	$31,881	$(16,144)	$24,185		$39,922

Net income per limited partner unit:
Common - basic	$0.61				$0.65
Common - diluted	0.61				0.65
Subordinated - basic and diluted	0.64				0.67
Weighted average limited partner units outstanding:
Common - basic	25,428,703		8,625,000	(b)	34,681,927
			628,224	(c)
Common - diluted	25,441,027		8,625,000	(b)	34,694,251
			628.224	(c)
Subordinated - basic and diluted	22,811,000				22,811,000
Cash distributions declared per common unit	$0.7950				$0.7950

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	St. Paul Park Logistics	Pro Forma Adjustments Related to this Transaction		Western Refining Logistics, LP Pro Forma
Revenues:
Fee based:
Affiliate	$203,435	$—	$45,917	(f)	$249,352
Third-party	2,771	—	—		2,771
Sales based:
Affiliate	582,888	—	—		582,888
Third-party	1,810,773	—	—		1,810,773

Total revenues	2,599,867	—	45,917		2,645,784

Operating costs and expenses:
Cost of products sold:
Affiliate	573,264	—	—		573,264
Third-party	1,734,873	—	—		1,734,873
Operating and maintenance expenses	154,267	21,500	(2,842)	(g)	172,925
Selling, general and administrative expenses	24,116	947	—		25,063
Gain and impairments on disposal of assets, net	(278)	—	—		(278)
Depreciation and amortization	26,912	8,472	—		35,384

Total operating costs and expenses	2,513,154	30,919	(2,842)		2,541,231

Operating income (loss)	86,713	(30,919)	48,759		104,553
Other income (expense):
Interest expense and other financing costs	(23,107)	—	(914)	(h)	(24,194)
			(173)	(i)
Other, net	66	—	—		66

Income (loss) before income taxes	63,672	(30,919)	47,672		80,425
Provision for income taxes	(47)	—	—		(47)

Net income (loss)	63,625	$(30,919)	$47,672		80,378

Less net income attributable to General Partner	1,052				1,052

Net income attributable to limited partners	$62,573				$79,326

Net income per limited partner unit:
Common - basic	$1.31				$1.38
Common - diluted	1.30				1.38
Subordinated - basic and diluted	1.30				1.38
Weighted average limited partner units outstanding:
Common - basic	24,083,732		8,625,000	(b)	33,336,956
			628,224	(c)
Common - diluted	24,098,619		8,625,000	(b)	33,351,843
			628.224	(c)
Subordinated - basic and diluted	22,811,000				22,811,000
Cash distributions declared per common unit	$1.4275				$1.4275

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	St. Paul Park Logistics	Pro Forma Adjustments Related to this Transaction		Western Refining Logistics, LP Pro Forma
Revenues:
Fee based:
Affiliate	$176,372	$—	$45,411	(f)	$221,783
Third-party	2,718	—	—		2,718
Sales based:
Affiliate	835,203	—	—		835,203
Third-party	2,487,595	—	—		2,487,595

Total revenues	3,501,888	—	45,411		3,547,299

Operating costs and expenses:
Cost of products sold:
Affiliate	871,751	—	—		871,751
Third-party	2,373,168	—	—		2,373,168
Operating and maintenance expenses	143,702	24,730	(5,125)	(g)	163,307
Selling, general and administrative expenses	22,628	1,211	—		23,839
Loss and impairments on disposal of assets, net	157	—	—		157
Depreciation and amortization	20,187	8,747	—		28,934

Total operating costs and expenses	3,431,593	34,688	(5,125)		3,461,156

Operating income (loss)	70,295	(34,688)	50,536		86,143
Other income (expense):
Interest income	4	—	—		4
Interest expense and other financing costs	(2,374)	—	(914)	(h)	(3,461)
			(173)	(i)
Other, net	130	—	—		130

Income (loss) before income taxes	68,055	(34,688)	49,449		82,816
Provision for income taxes	(459)	—	—		(459)

Net income (loss)	67,596	$(34,688)	$49,449		82,357

Less net income attributable to General Partner	14,604				14,604

Net income attributable to limited partners	$52,992				$67,753

Net income per limited partner unit:
Common - basic	$1.16				$1.23
Common - diluted	1.15				1.23
Subordinated - basic and diluted	1.15				1.23
Weighted average limited partner units outstanding:
Common - basic	23,059,089		8,625,000	(b)	32,312,313
			628,224	(c)
Common - diluted	23,107,160		8,625,000	(b)	32,360,384
			628.224	(c)
Subordinated - basic and diluted	22,811,000				22,811,000
Cash distributions declared per common unit	$1.1632				$1.1632

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except unit and per unit data)

	Western Refining Logistics, LP	St. Paul Park Logistics (1)	Pro Forma Adjustments Related to this Transaction (1)		Western Refining Logistics, LP Pro Forma
Revenues:
Fee based:
Affiliate	$39,377	$—	$6,405	(f)	$45,782
Third-party	1,743	—	—		1,743
Sales based:
Affiliate	843,156	—	—		843,156
Third-party	2,522,852	—	—		2,522,852

Total revenues	3,407,128	—	6,405		3,413,533

Operating costs and expenses:
Cost of products sold:
Affiliate	853,447	—	—		853,447
Third-party	2,426,270	—	—		2,426,270
Operating and maintenance expenses	135,684	3,104	220	(g)	139,008
Selling, general and administrative expenses	17,672	261	—		17,933
Depreciation and amortization	16,515	1,203	—		17,718

Total operating costs and expenses	3,449,588	4,568	220		3,454,376

Operating income (loss)	(42,460)	(4,568)	6,185		(40,843)
Other income (expense):
Interest income	7	—	—		7
Interest expense and other financing costs	(322)	—	(128)	(h)	(474)
			(24)	(i)
Other, net	143	—	—		143

Income (loss) before income taxes	(42,632)	(4,568)	6,033		(41,167)
Provision for income taxes	(95)	—	—		(95)

Net income (loss)	(42,727)	$(4,568)	$6,033		(41,262)

Less net loss attributable to General Partner	(51,255)				(51,255)

Net income attributable to limited partners	$8,528				$9,993

Net income per limited partner unit:
Common - basic	$0.19				$0.18
Common - diluted	0.19				0.18
Subordinated - basic and diluted	0.19				0.18
Weighted average limited partner units outstanding:
Common - basic	22,811,000		8,625,000	(b)	32,064,224
			628,224	(c)
Common - diluted	22,813,365		8,625,000	(b)	32,066,589
			628.224	(c)
Subordinated - basic and diluted	22,811,000				22,811,000
Cash distributions declared per common unit	$—				$—

(1)	The historical and pro forma financial results for St. Paul Park Logistics is for the period from November 12, 2013, the date on which St. Paul Park Logistics became subject to the common control of Western Refining, Inc., to December 31, 2013.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition from Western of St. Paul Park Logistics assets including terminals and storage assets located on site at Western’s St. Paul Park refinery and Cottage Grove tank farm in exchange for $195.0 million and 628,224 common units representing limited partner interests in the Partnership.

The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2016 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements. The pro forma adjustments have been prepared as if the Transaction had taken place on June 30, 2016, in the case of the unaudited pro forma condensed consolidated balance sheet, and on January 1, 2013, in the case of the unaudited pro forma condensed consolidated statements of operations. The condensed consolidated financial statements include financial data at historical cost as the sale of assets is considered to be a transaction between entities under common control. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements of the Partnership and the historical combined financial statements of St. Paul Park Logistics and related notes thereto. Pro forma adjustments are discussed below under Note 2, Pro Forma Adjustments and Assumptions.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; actual results may differ from the pro forma adjustments. Management believes that our assumptions provide a reasonable basis for presenting the significant effects of the Transaction, are factually supportable, directly attributable, are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had assumed the operations of St. Paul Park Logistics during the periods presented.

2.	Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial statements give pro forma effect to the adjustments described below:

a.	Reflects borrowings of $20.3 million under our Credit Agreement to fund a portion of the cash consideration paid to Western in conjunction with the St. Paul Park Logistics acquisition. The borrowings under our Credit Agreement are estimated to have an annual interest rate of 4.5%. The Credit Agreement matures on October 16, 2018. We incurred debt issuance costs of $1.0 million due to the borrowings under our Credit Agreement.

b.	Reflects the net proceeds of the equity offering of 8,625,000 common units to fund a portion of the cash consideration paid to Western in conjunction with the St. Paul Park Logistics acquisition.

c.	Reflects the payment of $195.0 million in cash and the issuance of 628,224 common units to a subsidiary of Western in connection with the Transaction. We determined the amount of common units issued based on a ten-day volume weighted average price per unit, resulting in 628,224 common units delivered to Western’s subsidiary. Upon issuance of the 628,224 common units to Western’s subsidiary and the 8,625,000 common units discussed above, Western Refining, Inc. owned a limited partner interest of approximately 52.6% and the public owned a limited partner interest of approximately 47.4%.

d.	Reflects the reclassification of additive chemicals to other current assets to conform to our presentation.

e.	Reflects the transfer of the equity of St. Paul Park Logistics to the Partnership.

f.	The pro forma revenues reflect recognition of affiliate revenues related to assets to be contributed to the Partnership at the closing of the Transaction in accordance with a new 10-year fee based commercial agreement with a subsidiary of Western that will be executed in connection with the closing of the Transaction. These revenues have not been previously recorded in the historical financial records of St. Paul Park Logistics as there were no agreements in place between Western and St. Paul Park Logistics upon which to base the recording of revenues. Product volumes used in the calculations are historical volumes terminalled in or processed by facilities included in the financial statements of St. Paul Park Logistics. Service fees were calculated using the rates and fees in the commercial agreement to be entered into with a subsidiary of Western at the closing of the Transaction.

g.	Reflects operating and maintenance costs recorded in the financial statements of St. Paul Park Logistics that are not reflective of ongoing activities associated with the facilities sold to the Partnership.

h.	Reflects cash interest expense related to borrowings of $20.3 million under the Revolving Credit Facility. Pro forma interest expense was $0.5 million for the six months ended June 30, 2016, $0.9 million for the years ended December 31, 2015 and 2014 and $0.1 million for the period from November 12, 2013, through December 31, 2013.

The pro forma adjustment for interest expense on borrowings under the Revolving Credit Facility assumes an estimated annual interest rate of 4.5%.

i.	Reflects amortization of debt issuance costs associated with the borrowings under our Credit Agreement. Pro forma amortization was $0.1 million for the six months ended June 30, 2016, $0.2 million for the years ended December 31, 2015 and 2014 and $0.02 million for the period from November 12, 2013, through December 31, 2013.

3.	Pro Forma Net Income Per Limited Partner Unit

Our net income or loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.

The Partnership computes net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income will be allocated to the partners based on their respective sharing of income specified in the Partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the distributions declared during the period. The common units include our equity offering of 8,625,000 common units and the issuance of 628,224 common units to a subsidiary of Western in connection with the Transaction.

Pursuant to the partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the net income exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. For purposes of the pro forma calculation, we have assumed that the incentive distribution rights were equal to the distributions declared during the period.

Pursuant to the partnership agreement, the holders of the TexNew Mex Units are entitled to receive certain distributions that will result in less net income allocable to common and subordinated unitholders provided that the net income exceeds certain targets. The TexNew Mex Units are a separate equity interest and represent participating securities. For purposes of the pro forma calculation, we have assumed that the distributions associated with TexNew Mex Units were equal to the distributions declared during the period.

Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units outstanding at the closing of the Transaction.

4.	Commercial Agreement with Western

In connection with the Transaction, a subsidiary of Western and a subsidiary of the Partnership entered into a 10-year terminalling, transportation and storage services agreement (the “Terminalling Agreement”), which contains certain minimum volume commitments by Western’s subsidiary. Pursuant to the Terminalling Agreement, a subsidiary of the Partnership has agreed to provide product storage services, product throughput services, and product additive and blending services at or near Western’s refinery located in St. Paul Park, Minnesota.